UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  November 30, 2016 (November 29, 2016)

SERVICEMASTER GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36507	20-8738320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

(901) 597-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2016, ServiceMaster Global Holdings, Inc. (the “Company”) announced a pair of key promotions involving members of its corporate executive team.  Effective as of November 30, 2016, Mary Kay Wegner will assume the responsibilities of President, Franchise Services Group and Martin Wick will assume the responsibilities of Chief Operating Officer, Terminix.  ServiceMaster’s CEO Rob Gillette will continue to lead the Terminix business unit, which he has done since August 15, 2016.  Ms. Wegner previously served as Senior Vice President, Service and Operations, Terminix and Mr. Wick previously served as President, Franchise Services Group.  In their new roles, Ms. Wegner will have an annual base salary of $425,000 with a target bonus of 65% of her base salary, and Mr. Wick will have an annual base salary of $410,000.  Mr. Wick’s target bonus remains at 65% of his base salary.  On November 29, 2016, Ms. Wegner and Mr. Wick were each granted 6,454 restricted stock units, which shall vest ratably on the first, second and third anniversaries of the grant date, subject to continued employment with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICEMASTER GLOBAL HOLDINGS, INC.
(Registrant)

November 30, 2016	By:	/s/ Alan J. M. Haughie
Alan J. M. Haughie
Senior Vice President & Chief Financial Officer